Exhibit 10.74

FIRST AMENDMENT

TO

LOAN AND SUBORDINATED DEBENTURE PURCHASE

AGREEMENT

BETWEEN

LASALLE BANK NATIONAL ASSOCIATION

AND

TAYLOR CAPITAL GROUP, INC.

First Amendment dated as of November 27, 2003

Original Loan and Subordinated Debenture Purchase Agreement dated as of November 27, 2002

AMENDMENT PROVISIONS:

		PAGE

A.	Amendments to Certain Provisions of Subsection 1.1 of the 2002 Loan Agreement	1

B.	Representations and Warranties	1

C.	Conditions	2

D.	Additional Terms	2

EXHIBITS:

EXHIBIT A - Form of Legal Opinion

FIRST AMENDMENT TO

LOAN AND SUBORDINATED DEBENTURE PURCHASE AGREEMENT

This FIRST AMENDMENT TO LOAN AND SUBORDINATED DEBENTURE PURCHASE AGREEMENT (“First Amendment”), dated as of November 27, 2003, is entered into by and between TAYLOR CAPITAL GROUP, INC., a Delaware corporation (the “Borrower”), and LASALLE BANK NATIONAL ASSOCIATON, a national banking association (the “Lender”).

RECITALS :

A. The parties hereto have entered into that certain Loan and Subordinated Debenture Purchase Agreement, dated as of November 27, 2002, as previously amended, restated, supplemented or modified from time to time (the “2002 Loan Agreement”).

B. The parties hereto desire to amend and modify the 2002 Loan Agreement in accordance with the terms and subject to the conditions set forth in this First Amendment. As amended and modified by this First Amendment, the 2002 Loan Agreement may be referred to as the “Agreement.”

C. The parties desire to amend the terms of the 2002 Loan Agreement to: (i) extend the Revolving Loan Maturity Date; (ii) modify the definition of “Permitted Distributions” and (iii) address certain anticipated non-recurring charges. The parties agree to undertake such modifications in accordance with the terms, subject to the conditions, and in reliance upon the recitals, representations, warranties, and covenants set forth herein, in the Agreement, and in the other Loan Documents, irrespective of whether entered into or delivered on or after November 27, 2002.

D. Capitalized terms used but not otherwise defined in this First Amendment shall have the meanings respectively ascribed to them in the 2002 Loan Agreement.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT :

A. Amendments to Certain Provisions of Subsection 1.1 of the 2002 Loan Agreement.

(i) The term “Revolving Loan Maturity Date” is hereby deleted from subsection 1.1 of the 2002 Loan Agreement and replaced in its entirety with the following:

““Revolving Loan Maturity Date” means November 27, 2004.”

(ii) The term “Permitted Distributions” is hereby deleted from subsection 1.1 of the 2002 Loan Agreement and replaced in its entirety with the following:

““Permitted Distributions” means either or both of (a) during any calendar year, either or both of (i) cash dividends of Borrower (x) with respect to its preferred stock designated as 9% Non-cumulative Perpetual Preferred Stock, Series A in an amount not to exceed $3,400,000 plus (y) additional cash dividends that do not exceed, in the aggregate, 25% of the net after tax income (determined in accordance with GAAP) of Borrower, if any, for such calendar year, and (ii) cash dividends by a Subsidiary (other than the Trust) that do not exceed, in the aggregate, 60% of the net after tax income (determined in accordance with GAAP) of such Subsidiary, if any, for such calendar year, and (b) cash distributions by the Trust (with respect to its outstanding securities as of the date of this Agreement).”

B. Representations and Warranties. The Borrower hereby represents and warrants to the Lender as follows:

(i) No Event of Default or Potential Event of Default has occurred and is continuing (or would result from the amendments contemplated hereby).

(ii) The execution, delivery and performance by the Borrower of this First Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, or notice to or action by any Person (including any Governmental Agency) in order to be effective and enforceable.

(iii) This First Amendment, and the other Loan Documents (as amended by this First Amendment) constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

(iv) All representations and warranties of the Borrower in the 2002 Loan Agreement are true and correct, except, for the purposes of this First Amendment only, all references in Section 4 of the 2002 Loan Agreement to (x) the term “Borrower 2001 Audited Financial Statements Date” shall be deemed to refer to “December 31, 2002”; (y) the term “Borrower 2001 Audited Financial Statements” shall be deemed to refer to “the consolidated and consolidating audited financial statements of the Borrower as of the year ending December 31, 2002”; and (z) the term “Interim Financial Statements Date” shall be deemed to refer to call reports and regulatory filings (including Form FRY-9C filings) by the Subsidiary Bank for the period ending “September 30, 2003.”

(v) The Borrower’s obligations under the Agreement and under the other Loan Documents are not subject to any defense, counterclaim, set-off, right to recoupment, abatement or other claim.

C. Conditions. Notwithstanding anything to the contrary contained elsewhere in the Agreement, the obligation of the Lender to extend the Revolving Loan Maturity Date and amend the definition of “Permitted Distributions” as contemplated by this First Amendment shall be subject to the performance by the Borrower prior to the date on which this First Amendment is executed (the “Amendment Closing Date”) of all of its agreements theretofore to be performed under the Agreement and to the satisfaction of the following conditions precedent. The obligations to continue to make disbursements of proceeds under the Revolving Loan are, and shall remain, subject to the conditions precedent in the 2002 Loan Agreement and to the receipt by the Lender of all the following in form and substance satisfactory to the Lender and its counsel, and, where appropriate, duly executed and dated the Amendment Closing Date:

(i) a certificate of good standing of the Borrower, certified by the appropriate governmental official in its jurisdiction of incorporation and dated within the five business days preceding the date hereof;

(ii) copies, certified by the Secretary or Assistant Secretary of the Borrower, of the (a) resolutions duly adopted by the board of directors of the Borrower authorizing the execution, delivery and performance of this First Amendment and the other documents to be delivered by the Borrower pursuant to this First Amendment (the “Amendment-Related Documents”), and (b) the Bylaws of the Borrower as currently in effect;

(iii) a written opinion of counsel for the Borrower, addressed to the Lender, substantially in the form of Exhibit A attached hereto.

appropriate, duly executed and dated the Amendment Closing Date:

D. Additional Terms.

(i) Acknowledgment of Indebtedness under Agreement. The Borrower acknowledges and confirms that, as of the date hereof, the Borrower is indebted to the Lender, without defense, setoff, or counterclaim, in the aggregate principal amount of zero and No/100 Dollars ($0.00) under the Revolving Loan.

(ii) The Agreement. All references in the 2002 Loan Agreement to the term “Agreement” shall be deemed to refer to the Agreement referenced in this First Amendment.

(iii) First Amendment and 2002 Loan Agreement to be Read Together. This First Amendment supplements and is hereby made a part of the 2002 Loan Agreement, and the 2002 Loan Agreement and this First Amendment shall from and after the date hereof be read together and shall constitute the Agreement. Except as otherwise set forth herein, the 2002 Loan Agreement shall remain in full force and effect.

(iv) Loan Documents. The term “Loan Documents,” as used in the Agreement, shall from and after the date hereof include the Amendment-Related Documents.

(v) Counterparts. This First Amendment may be executed by facsimile in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same document.

(vi) Government Regulation. The Borrower shall not (a) be or become subject at any time to any law, regulation, or list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list) that prohibits or limits the Lender from making any advance or extension of credit to the Borrower or from otherwise conducting business with the Borrower, or (b) fail to provide documentary or other evidence of Borrower’s identity as may be requested by the Lender at any time to enable the Lender to verify the Borrower’s identity or to comply with any applicable law or regulation, including, without limitation, Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Borrower and the Lender have executed this First Amendment as of the date first written above.

TAYLOR CAPITAL GROUP, INC.

By:	/s/ J. CHRISTOPHER ALSTRIN
Name: J. Christopher Alstrin
Title: Chief Financial Officer

LASALLE BANK NATIONAL ASSOCIATION

By:	/s/ CHARLES J. GRIFFIN
Name: Charles J. Griffin
Title: Vice President